                                                                  Execution Copy

         AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, dated as of July 19, 2000, among IMATEC LTD., a Delaware Corporation with offices located at 150 East 58th Street, New York, New York 10155 (the "Purchaser"); SEQUEL ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned, newly-formed subsidiary of the Purchaser with executive offices located at 150 East 58th Street, New York, New York 10155 ("Acquisition"); and SEQUEL TECHNOLOGY CORPORATION, a Washington corporation with executive offices located at 3245 146th Place SE, Suite 300, Bellevue, Washington 98007 (the "Seller").

                                  INTRODUCTION
                                  ------------

         The parties hereto executed and delivered the original Asset Purchase Agreement dated as of May 26, 2000 (the "Original Asset Purchase Agreement"). The parties hereto desire to amend the Original Asset Purchase Agreement as set forth herein.

         The parties hereto, intending to be legally bound, hereby agree as follows:

I.       AMENDMENT

         Section 1.01 Scope. Except as otherwise set forth in this Article I, the Original Asset Purchase Agreement shall continue in full force and effect.

         Section 1.02 Amendment.

         (a) The definition of Employment Agreements in Section 1 of the Original Agreement is hereby amended to exclude the Employment Agreements between the Seller and each of Michael Hayes, Tony Zundel, Paul Bouche, and Robert Savette.

         (b) Section 3.04 of the Original Asset Purchase Agreement is hereby amended to be and read in its entirety as follows:

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                  "The authorized capital stock of Purchaser consists of (i)
                  20,000,000 shares of Purchaser Common Stock, of which 3,735,201 shares are outstanding, and (ii) 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding. The authorized capital stock of Acquisition consists of 1,500 shares of Common Stock of which 10 shares are outstanding and owned by Purchaser. Schedule 3.04 hereof sets forth the capitalization of the Purchaser on a fully diluted basis as of the date dated of this Agreement, the proposed capitalization immediately after the Closing and the proposed capitalization immediately following the proposed public offering. Each of the outstanding shares of Purchaser Common Stock and each outstanding share of capital stock of Acquisition is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those created by the stockholders of Purchaser or with respect to their property but to which neither the Purchaser, nor the officers or directors thereto is a party. Except as set forth in the Purchaser SEC Documents, Schedule 3.04 hereto or Section 8.17 hereof, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Purchaser or of Acquisition or any security or other instrument convertible into, or exchangeable or exercisable for
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                  capital stock of Purchaser or of Acquisition, and (ii) there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Purchaser or Acquisition.

         (c) Section 4.01(a)(i) of the Original Asset Purchase Agreement is hereby amended to be and read in its entirety as follows:

                  "Acquisition shall cause Purchaser to deliver an aggregate number of shares of Purchaser Common Stock equal to the sum of
                  (A) 15,000,000 and (B) the product obtained by multiplying the dollar amount of the gross proceeds of the private placement of convertible indebtedness currently being conducted by the Seller by 2; at a purchase price of $.50 per share to those creditors of Seller as set forth on Schedule 4.01(a)(i) hereto (the "New Purchaser Shareholders") (a portion of such shares will be deposited in the Escrow Account pursuant to the terms of the Escrow Agreement and Section 4.04 hereof);"

         (d) Section 4.01(a)(iii) of the Original Asset Purchase Agreement is hereby amended to be and read in its entirety as follows:

                  "Acquisition shall assume such obligations and liabilities of Seller as are in conformity with the representations and warranties of Seller and are set forth on Schedule 4.01(a)(iii) hereof, it being understood that Acquisition is assuming all such liabilities listed on Schedule 4.01(a)(iii) as of March 1, 2000, and shall assume the obligations of the Seller which shall be no less favorable to the Purchaser than those set forth in the terms of the Term Sheet with Imperial Bank dated as of August __, 2000 and attached hereto as Exhibit 4.01(a)(iii);"

          (e) Section 4.02 of the Asset Purchase Agreement is hereby amended to be and read in its entirety as follows:

                  "The closing of the transactions contemplated by Section 4.01 shall take place at the offices of Brock Silverstein LLC, counsel to the Purchaser and Acquisition, 800 Third Avenue, 21st Floor, New York, New York 10022, at 10:00 a.m., local time, on the fifth business day after the date the conditions in Articles V and VI have been satisfied. The closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and Seller agree in writing. The closing of the transactions contemplated by Section 4.01, is referred to as the "Closing."

         (f) Article VIII of the Original Asset Purchase Agreement is hereby amended to add to the end thereof the following Sections, which shall be and read in their entirety as follows:

                  "Section 8.16 Insurance. At the Closing, the Purchaser shall acquire, and shall maintain for a period of six years following the date of the Closing, a "tail" insurance policy covering the directors and officers of the Purchaser prior to Closing in the amount of $2 million.

                  Section 8.17 Stock Split. Prior to the Closing, the Purchaser shall take all steps to, and shall, effect a two-for-one stock split of the outstanding Purchaser Common Stock held of record prior to the date Closing. The shares of Purchaser Common Stock issuable upon such stock split may be distributed to holders of record of Purchaser Common Stock prior to the date of Closing following the Closing. The Purchaser shall take all steps required to permit such additional shares of Common Stock to trade on any securities market, exchange, or trading system on which the Purchaser Common Stock shall trade and shall take all actions under state securities or "blue sky" laws relating such issuance, distribution, and trading. Seller hereby agrees that the aforementioned stock split shall be deemed in the ordinary course of business of the Purchaser for the purposes of this Agreement and that the number of shares of Purchaser Common Stock deliverable to, or at the direction of, the Seller pursuant to Article IV hereof shall not be subject to adjustment as a result of such stock split.

                  Section 8.18 Preferred Stock. Prior to the Closing, the Purchaser shall take all steps to, and shall, create a class of preferred stock substantially with the terms attached hereto as Exhibit 8.18."

         Section 1.03 Waivers.

         (a) The Purchaser and Acquisition each hereby waives all conditions to Closing.

         (b)      The Seller hereby waives all conditions to closing.

         Section 1.04 Pre-Closing; Closing; Post Closing Matters.

         (a) The parties hereto hereby agree to proceed to Closing as soon as reasonably practicable.

         (b) The parties hereby agree to take all actions required after the date hereof in order to satisfy any condition to Closing which remains unsatisfied as of the date hereof, as well as to comply with applicable law.

         (c) Until Closing, the Purchaser will finance the semi-monthly operating requirements of the Seller until and including such date, provided that the monthly rate of such operating requirements shall not exceed $100,000 per month.

         Section 1.05 Release.

         The Seller fully and unconditionally releases and discharges all claims and causes of action which it or its successors (if applicable), or assigns ever had, now have, or hereafter may have against the Purchaser and/or Acquisition, and their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after this date, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended, in connection with any and all matters relating to the financing and the acquisition of the assets of Sequel Technology Corporation, a Washington corporation, and or its affiliates, thereby, as contemplated by the Original Asset Purchase Agreement.

II.      MISCELLANEOUS

         The provisions of Article IX of the Asset Purchase Agreement are hereby incorporated herein by reference as if stated verbatim herein.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                   IMATEC LTD.


                                   By:
                                      ------------------------------------------
                                      Name:  Dr. Hanoch Shalit
                                      Title: President, Chief Executive Officer
                                             & Chairman of the Board

                                   SEQUEL ACQUISITION
                                   CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:  Dr. Hanoch Shalit
                                      Title: President, Chief Executive Officer
                                             & Chairman of the Board


                                   SEQUEL TECHNOLOGY
                                   CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:  Ronald Bernbaum
                                      Title: Chairman of the Board of Directors

Exhibit 4.01(a)(iii)
--------------------

Intentionally omitted.

Exhibit 8.18
------------

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                            RIGHTS, AND LIMITATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  IMATEC LTD.


         Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), IMATEC LTD., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The Corporation was incorporated in the State of Delaware on September 20, 1995 and the authorized number of shares of Preferred Stock, par value $0.0001 per share, of the Corporation is 2,000,000, none of which is outstanding prior to the filing hereof;

         SECOND: Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and by the provisions of Sections 141 and 151 et seq of the DGCL, the Board of Directors, by unanimous written consent in lieu of a meeting in accordance with Section 141(f) of the DGCL, adopted the following resolutions authorizing the issuance of an aggregate of 500,000 shares of Series A Preferred Stock (as described below), which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or By-Laws of the Corporation:

                  WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences, and relative participating, optional, voting or other special rights, and the qualifications, limitations, or restrictions thereof; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the terms of one series of preferred stock;

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by Section 151 of the DGCL, and in accordance with the provisions of the Certificate of Incorporation of the Corporation, one series of preferred stock, par value $0.0001 per share, of the Corporation be and hereby is created and provided for with the terms, designation, relative rights, preferences, and limitations as follows:

1.       Definitions.
         -----------

         Common Stock. Common stock, par value $0.0001 per share, of the Corporation.

         Conversion Price. $0.50 per share, subject to adjustment a provided in paragraph 6(c) hereof, and, after any such adjustment, the Conversion Price as theretofore adjusted.

         Liquidation. The event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

         Reorganization. As defined in Section 6(d) hereof.

         Securities Act. Securities Act of 1933, as amended.

         Series A Preferred Stock. The Series A Convertible Preferred Stock, par value $0.0001 per share.

         Stated Value. $5.00 per share.

2. Designation and Number of Shares. The series of preferred stock established hereby shall consist of 500,000 shares and shall be designated "Series A Convertible Preferred Stock, par value $0.0001 per share".

3. Dividends. Subject to Section 6 hereof, dividends on the Series A Preferred Stock shall be non-cumulative and shall be payable as and when declared by the Board of Directors in its sole and absolute discretion, provided, however, that such dividends shall, in all events, be equal to, or greater than, and shall be prior in right of payment to, any dividends payable on the Common Stock.

4. Voting. Each share of Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders of the Corporation and shall vote together with the Common Stock as one class. Each share of Series A Preferred Stock shall have such number of votes as shall equal the quotient of
(a) the Stated Value divided by (b) the Conversion Price. Notwithstanding the foregoing with respect to each of the following events, in lieu of the foregoing voting rights, the Series A Preferred Stock shall be entitled to vote as a separate class, and not as one class with, the Common Stock and such events shall require the affirmative vote thereon by the holders of a majority of the outstanding Series A Preferred Stock, as well as the affirmative vote of the holders of Common Stock if and as required by law: (a) any action which (i) prejudicially alters or amends the terms, relative rights, preferences, and limitations of the Series A Preferred Stock; and (ii) creates any series of preferred stock ranking prior to, or on parity with, the Series A Preferred Stock in right of payment of dividends or liquidation preference; and (b) any action which, by law, requires the holders of the Series A Preferred Stock to vote as a single class on matters subject to class vote.

5. Liquidation Rights. The Series A Preferred Stock shall be treated on an as converted basis with the Common Stock.

6. Conversion. (a) Immediately upon the amendment of the certificate of incorporation of the Corporation to increase the capitalization thereof to include a sufficient number of shares of Common Stock to permit the conversion in full of the Series A Preferred Stock, each share of Series A Preferred Stock shall be automatically converted into the number of shares of Common Stock equal to the quotient of (a) the Stated Value divided by (b) the Conversion Price, provided, that, in the event that such quotient shall result in any fractional share, such number of shares shall be rounded to the next whole number of shares. Notwithstanding the foregoing, in the event that the amendment of the certificate of incorporation of the Corporation shall not take place and be effective on or prior to January 31, 2001, the Conversion Price shall decrease by 20% per month or portion thereof thereafter until such amendment shall take place and be effective, provided that in no event shall the Conversion Price be less than the par value per share of Common Stock. The preceding sentence does not apply to any shares of Series A Preferred Stock held by Sequel Technology Corporation ("Sequel"), a Washington corporation, as either the beneficial or record holder, or held by any person or entity either controlling, or controlled by, Sequel.

         (b) Upon such conversion, all amounts otherwise payable with respect to the Series A Preferred Stock shall be deemed paid in full by the issuance of such shares of Common Stock. Upon the conversion thereof in accordance with this Section 6, the shares of Series A Preferred Stock shall be canceled and shall become authorized, but unissued, shares of capital stock of the Corporation.

         (c) In the event that the Corporation shall at any time after the date of the issuance of any shares of Series A Preferred Stock (A) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then, in each case, the Conversion Price at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the Conversion Price theretofore in effect multiplied by a fraction, the numerator of which shall equal the number of shares outstanding immediately prior to the effective date of such event and the denominator of which shall equal the number of shares outstanding immediately following the effective date of such event.

         (d) In case of any capital reorganization, other than in the cases referred to in paragraph (c) of this Section 6, or the consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon conversion of each share of Series A Preferred Stock (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of shares of Common Stock which would theretofore have been deliverable upon the conversion of such share of Series A Preferred Stock would have been entitled upon such Reorganization if such share of Series A Preferred Stock had been converted immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holders of the Series A Preferred Stock so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion of the Series A Preferred Stock. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Corporation, or any successor thereto, and the holders of the Series A Preferred Stock, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Corporation shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Corporation shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the capital stock of the Corporation outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock, securities, cash, or other property as such holders shall be entitled to purchase in accordance with the foregoing provisions.

         (e) In case of any reclassification or change of the shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), each share of Series A Preferred Stock shall thereafter be convertible into solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 6.

         (f) The adjustment provided by paragraph (c) of this Section 6 shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. The provisions of paragraphs (d) and (e) of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

7.       Parity of Treatment.

         Except as otherwise provided herein, the Corporation shall, for all purposes, including for purposes of distributions, treat each share of Series A Preferred Stock as if it were, prior to such time, converted into the number of shares of Common Stock determined pursuant to Section 6 hereof.

8.       Miscellaneous.

         (a) Closing of Transfer Books. To facilitate the payment of any dividend with respect to the Series A Preferred Stock or any Liquidation, the Board of Directors of the Corporation is authorized, but not required, to set a record date not earlier than 60 days and not later than 10 days prior to the date of the distribution, in the case of a dividend or a Liquidation, as the case may be.

         (b) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in-person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, in the case of the holders of the Series A Preferred Stock, at the address of each such holder set forth in the stock transfer ledger of the Corporation, or, in the case of the Corporation, at 150 East 58th Street, New York, New York 10155. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof. Any notice given by other means permitted by this paragraph 8(a) shall be deemed given at the time of receipt thereof.

                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the President and attested by its Secretary this____ day of July, 2000.

                                   IMATEC LTD.

                                   By:
                                       -----------------------------------------
                                       Name:  Hanoch Shalit
                                       Title: President

ATTEST:

--------------------------------
Name:
Title: Secretary